EXHIBIT 10.25.1

AMENDMENT NO. 2
to the
CLAIMS SERVICES AGREEMENT
between
NATIONAL UNION FIRE INSURANCE COMPANY OF
PITTSBURGH, PA.
And Its Affiliated Companies
(hereinafter collectively called "Insurer")
and
LOTSOLUTIONS, INC.
(hereinafter called "Third Party Administrator")
This Amendment No. 2 ("Amendment"), entered into effective January 1st, 2012 ("Effective Date"), amends the Claims Service Agreement by and between Third Party Administrator and Insurer dated December 1, 2008 (the "Agreement"), as amended by Amendment No. 1 dated August 1, 2010 (hereafter collectively referred to as the "Agreement"). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Agreement.
In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section C(a) of Article VI of the Agreement shall be deleted in its entirety and replaced with the text below:
a. Deadlines. At all times, one hundred percent (100%) of all new claims, re-opened claims and appealed claims from Bank of America Insureds shall be processed and adjusted within five (5) business days of receipt and one hundred percent (100%) of all new claims, re-opened claims and appealed claims from non-Bank of America Insureds shall be processed and adjusted within twelve (12) business days of receipt of all information reasonably required by Third Party Administrator, unless Insurer provides in writing a longer period of time. These performance standards are required to be reported weekly to the insurer via email.

2.	Exhibit A of the Agreement shall be deleted in its entirety and replaced with new Exhibit A in the form attached hereto and made part hereof.

3.	Exhibit C of the Agreement shall be deleted in its entirety and replaced with new Exhibit C in the form attached hereto and made part hereof

4.	Exhibit D of the Agreement shall be deleted in its entirety and replaced with new Exhibit D in the form attached hereto and made part hereof.

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All other terms and provisions of the Agreement not in conflict with this Amendment shall remain unchanged and in effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and he same instrument. Counterpart signature pages to this amendment transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf ') form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have caused this Amendment to be executed as of the Effective Date.
LOTSOLUTIONS, INC.

By:     /s/ Alex Halikias
Title: President
Date:     1/30/2012

NATIONAL UNION FIRE INSURANCE COMPANY PITTSBURGH, PA.

By:     /s/ M. J Stevenson
Title: As Its Attorney-In-Fact
Date:     2/1/12

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EXHIBIT A
TO CLAIMS SERVICE AGREEMENT

COMPENSATION
Claims Adjusting Service Fee Structure
In addition to the provisions of Section V(B) of the Agreement, Claims Adjusting Services also shall include the following:

1.	Claim form production, mailing all appropriate claim forms to claimants, and delivery,

2.
Claim form processing, including opening mail, establishing a claim on claim administration system, assigning a claim number, and scanning any mail received and attaching such records to the applicable policy,

3.	Claim adjudication including payment, denials, and requests for additional information,

4.	Follow-up with claimants for additional information shall be performed in accordance with the procedure described in Exhibit C, Sections Z, AA, and BB.

5.	Claim Appeals shall be performed in accordance with the procedure described in Exhibit C, Section CC.
Compensation for Services provided pursuant to this Agreement shall be as follows: A. Bank of America Qualified Claims

1.	Physician Office Visit — A fee of $11.94 will he charged per Qualified Claim processed under each policy.

2.	Emergency Room Treatment - A fee of $22.46 will be charged per Qualified Claim processed under each policy.

3.	Hospitalization, Family Leave, Home Care, Recuperation - A fee of $26.14 will be charged per Qualified Claim processed under each policy.

4.	Permanent Total Disability - A fee of $60.64 will be charged per Qualified Claim processed under each policy.

5.	Accidental Death & Dismemberment - A fee of $60.64 will he charged per Qualified Claim processed under each policy.
Any Bank of America Qualified Claim closed after sixty (60) calendar days due to no activity by the claimant that is reopened will be subject to a new fee at (80%) of the applicable Qualified Claim fee.
Insurer shall have the right, exercisable upon one hundred twenty (120) days prior written notice to Third Party Administrator, to add types of Qualified Claims, or delete types of Qualified Claims from, the foregoing list of Bank of America Qualified Claims.

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B. Non-Bank of America Qualified Claims

1.	Physician Office Visit ("POV") Claims - A fee of $8.89 will be charged per Qualified Claim processed under each policy.

2.	Emergency Treatment, Emergency Transportation - A fee of $19.71 will be charged per Qualified Claim processed under each policy.

3.	Hospitalization, Family Leave, Home Care, Recuperation - A fee of $23.46 will be charged per Qualified Claim processed under each policy.

4.	Accidental Death & Dismemberment - A fee of $57.89 will be charged per Qualified Claim processed under each policy.

5.	Total Temporary Disability (TTD), Permanent Total Disability Single (PTD) — A fee of $57.89 will be charged per Qualified Claim processed under each policy.
Pre-Existing Condition - In the event a Qualified Claim requires an investigation into the presence of a "Pre-existing Condition" (as defined in the applicable policy under which the Qualified Claim is being adjudicated) related to such Qualified Claim, a fee of $65.25 will be charged for any such Qualified Claim processed instead of the fees described in Subsections B(1) through B(5) above. For the avoidance of doubt, Insurer shall not be charged for any fees in excess of $65.25 for the processing of Qualified Claims where the investigation of a "Pre-Existing Condition" occurred.
Any Non-Bank of America Qualified Claim under each policy closed after sixty (60) calendar days due to no activity by the claimant that is reopened will be subject to a new fee at (80%) of the applicable Qualified Claim fee.
Insurer shall have the right, exercisable upon one hundred twenty (120) days prior written notice to Third Party Administrator, to add types of Qualified Claims to, or delete types of Qualified Claims from the foregoing list of Non-Bank of America Qualified Claims.
C. Claim Form and Document Processing Only — A fee will be charged for Claim form and Document processing only, including opening mail, establishing a claim, policy record creation, and passing claim information and Document Images to Insurer for adjudication.
This following fee(s) will apply to the following Qualified Claim Type(s):
• Accident Medical Expense — A fee of $37.63 will be charged per claim.

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D. Claim Form Production and Delivery — A fee of $1.35 will be charged for the production and physical mailing of a claim form. A fee of $1.00 will be charged for the productions and c-mailing of a claim form. Claim forms will be produced and delivered for each claim when requested in either of the following methods:

1.	Insurer, or its designated administrators - The collection of information from an insured and data entered into the Third Party Administrator's file by the Insurer, or its designated administrator.

2.	Interactive Voice Recognition (IVR) and Web — Information received by the Third Party Administrator from the Insurer's IVR and/or Web services required for production and mailing of forms requested.

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EXHIBIT C

TO CLAIMS SERVICE AGREEMENT
AIG
CLAIMS SERVICE
CLAIMS HANDLING GUIDELINES
F 0 R DOMESTIC ACCIDENT & HEALTH DIVISION
CLAIMS ADMINISTRATORS

These guidelines will establish procedures for adjusting losses on behalf of AIG Claims Service (AIGCS) and AIG Member Companies (hereinafter referred to as the "Insurer"), to which all Third Party Administrators are required to adhere, under the terms and conditions of the Claims Service Agreement.
The claim handling, reporting and consulting guidelines outlined in these instructions have been established by AIGCS and the Insurer. The claims administrator (hereinafter referred to as the "Third Party Administrator") may not deviate from these guidelines without prior approval from AIGCS.
The Third Party Administrator, administering claims on behalf of the Insurer, will, to the best of its ability, comply with all rules, regulations and reporting requirements promulgated by Federal, State/Commonwealth, Municipal and Provincial Regulatory Authorities relating to adjusting, licensing, claim settlement and payments for all lines of business, and all jurisdictions, in each state where claims adjusting activities are contemplated or where claims adjusting takes place.
The Third Party Administrator will comply, to the best of its ability, with the Insurer's Claims Handling Guidelines, outlined herein, and incorporate the consulting and reporting criteria, agreed upon with AIGCS and its insureds, in the Third Party Administrator Account Service Instructions.

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EXHIBIT 10.25.1

A.ACKNOWLEDGMENTS:
State insurance regulations require prompt acknowledgment of receipt of claims. The Third Party Administrator shall be responsible for compliance with such regulations.
B.AUDITS:
All claim files are the property of the Insurer and are subject to open and closed file audits. Results of an audit will be discussed with the Third Party Administrator and a letter will be sent by the Insurer setting forth the findings. A follow up audit will determine if corrective action has been taken by the Third Party Administrator. Results will be monitored and failure to comply may result in either suspension or termination of the Third Party Administrator. Any audit reports, written or oral, are confidential and shall not be released to any third parties without the prior written consent of the Insurer and Third Party Administrator, which consent may not be unreasonably withheld.
C.BONDS:
The Third Party Administrator does not have authority to purchase bonds of any type on behalf of the Insurer. In the event a bond is needed for appeals or other purposes, contact the Insurer.
D.COMPLAINTS:
Refer any written inquiry, complaint or request from an Insurance Department, other Regulatory Agency to the Insurer.
E.COVERAGE CONFIRMATION AND COVERAGE ISSUES:
All files must reflect proper documentation that coverage has been reviewed and is in order. All competing or conflicting contractual coverage issues must be reported to the Insurer. The Third Party Administrator must report same to the Insurer by e-mail within two (2) business days of discovery by the Third Party Administrator, including pertinent documentation. Insurer will respond to the Third Party Administrator by e-mail providing guidance on how the competing or conflicting contractual coverage should be interpreted. Third Party Administrator will refrain from proceeding further until such time as Third Party Administrator receives an e-mail from Insurer that provides guidance on how the competing or conflicting contractual coverage issues should be interpreted. Third Party Administrator shall be required to follow-up with Insurer within a reasonable period of time after the initial request for clarification is submitted.
For purposes of this provision of Exhibit C, "coverage issues" shall include, without limitation, questions arising out of or resulting from:

•	interpretations of policy provisions, including, without limitation, the trigger event, the amount of benefits available, and/or the application of an exclusion; and/or

•	interpretations of applicable statutes, regulations or prevailing case law as may he applicable to a claim.

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F.DRAFT ISSUANCE:
Drafts/checks should be issued in accordance with the rules, regulations and laws applicable to the jurisdictions involved. All drafts/checks will be issued by the Third Party Administrator. It is the responsibility of the Third Party Administrator to timely request funds from AIGCS to insure a continuous flow of payments as necessary.
G.EX GRATIA PAYMENTS:
The Third Party Administrator personnel do not have authority to make an "Ex Gratia Payment" without prior written approval from the Insurer.
H.FILE RETENTION/DESTRUCTION PROCEDURES: See Exhibit B of the Agreement.
I.FORMS:
Third Party Administrator shall only use forms provided by Insurer in the routine handling of claims.
J.INVESTIGATION:
The Third Party Administrator is required to perform an appropriate investigation and adjust each claim occurring within the Insurer's contract period in accordance with the terms and conditions of the Claims Service Agreement and of the applicable laws of the jurisdiction involved. Investigation should commence with the receipt of the claim and the scope of such investigation shall be commensurate with the type of loss and provide information sufficient to bring the claim to a timely and equitable conclusion.
Initial investigation is to be completed within the timeframe specified in Exhibit D. All claim activity must be documented in the file.
K.LITIGATION MANAGEMENT:
Insurer shall control litigation arising out of claims adjudicated by Third Party Administrator under this Agreement.
L.PENALTIES/FINES:
The Third Party Administrator will be held responsible for any fines, penalties, or interest charges incurred by the Insurer as a result of the Third Party Administrator's failure to comply with the rules, regulations and laws by which these penalties are assessed.
Penalties/fines may not be charged as an Allocated Loss Expense to the claim file unless specific written authorization is received from the Insurer.
M.PROCESSING RECOVERIES:

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All refunds and voided checks should be made payable to the Third Party Administrator on behalf of the Insurer and processed through the Third Party Administrators handling branch and/or supervisory department.
Drafts and checks will be deposited by the Third Party Administrator to the individual insured's account and coded as a recovery through the Third Party Administrator's statistical loss reporting system.
N. REPORTABLE FILES:
The Third Party Administrator is required to report to the Insurer:

•	Accidental Death claims in excess of $99,999.00.

•	All lawsuits naming the Insurance Company as a defendant, lawsuits involving class actions, allegations of bad faith, and violation of an unfair claims practices act

•	Any data requested by insurer as result of changes in state law, reserving, settlement or legal precedent.
O. REPORTING REQUIREMENTS:
A twenty (20%) percent increase in claims volume within a week for permanent temporary disability, accidental death and dismemberment, and/or accident medical expense claims should be reported immediately, by phone or e-mail, to the Insurer.
P.SIGNATURES (CHECKS AND DOCUMENTS)
Any check or draft which requires a signature from the Insurer, should be sent with a letter of explanation and a return envelope to Insurer.
Q.CONTACT PERSONS: Insurer:
Name, Title, and Company: Eileen Duffy, Assistant Vice President, AIG Claim Services, Inc. Address: Rockwood Plaza, 503 Carr Road, 3rd Floor, Wilmington, DE 19809
Phone Number: 302 765-1760
Fax Number: 302 830-4530
E-mail Address: eileen.duffy@chartisinsurance.com
Third Party Administrator:
Name, Title and Company: Alex Halikias, President, LOTSolutions, Inc. Address: 10151 Deerwood Parkway Blvd,
Building 100, Suite 300, Jacksonville , FL 32256
Phone Number: (904) 350-9660
Fax Number: (904) 354-4525
E-mail Address: ahilikias@consecta.com

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R. INQUIRY RESOLUTION:

The Third Party Administrator will cease any responsibility for maintaining and managing the direct customer service call center inquiries related to claims. Effective October 1st, 2011, all customer Inquiry Resolutions, defined as issues raised by customers that require review and response back to the customer, will be the responsibility of the Insurer, or its designee, and no customer contacts will be made by Third party Administrator's personnel in response to any customer Inquiry, unless otherwise agreed upon.
Inquiry Resolutions will be defined as:

1.	Check Traces and Check Copies — such requests will be forwarded to the Third Party Administrator for resolution and are to be resolved within five (5) business days.

2.
Additional Information — claims pended for additional or clarifying information by the Third Party Administrator, and which result in an Inquiry Resolution, will be resolved to the best of its ability by the Insurer, or its designee. Insurer, or its designee, will communicate with the claimant and note the claim record accordingly. If, during the course of this resolution, the Insurer recommends additional action by the Third Party Administrator, the recommendation will be forwarded to the Third Party Administrator as a customer escalation action. If, during the course of this resolution, the Insurer identifies a potential adjudication error or omission, or needs further detail or clarification from the Third Party Administrator, then the issue will be forwarded to the Third Party Administrator as a customer escalation for review and research of customer records to determine the cause of the issue. Thereafter, Third Party Administrator shall resolve the issue, and respond appropriately to the customer.

3.
Establishing Additional Claims, Post Adjusting — the Insurer, or its designee, will make every attempt to establish a Claim for each possible claim incident and/or customer policy. In the event Insurer, or its designee, identifies more policies for a claimant than Third Party Administrator, then Third Party Administrator shall check the system for more policies and open more claims, as applicable, if additional policies are found. Omissions resulting in an inquiry will be provided to the Third Party Administrator for Claim Adjusting. When adjusting claims, The Third Party Administrator will contact the insurer if a claim incident is found to be omitted and the Insurer will attempt to contact the customer to establish the appropriate additional Claim Form for submission.

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S.DISPUTE RESOLUTION:
The Third Party Administrator will provide Legal Department assistance for gathering data to assist with responses to Department of Insurance Complaints, Better Business Bureau complaints, and Attorney General and regulatory inquiries, as well as for any other administrative-type support requested by Insurer or its designated administrators not otherwise described herein. The Third Party Administrator will respond to 21 level appeals, disputes referred to Third Party Administrator by Insurer, and Attorney Letters; Third Party Administrator will consult with the Insurer for guidance with respect to threats of litigation involving class action or bad faith complaints. Such Legal Department internal fees for dispute resolution activities are part of and included in the Qualified Claims Fee Structure.
T.NON-ROUTINE REPORTS:
Upon request, Third Party Administrator will produce special reports above and beyond the standard information produced as of the Effective Date, any additional reports deemed necessary for reporting Service Level Agreement results. The parties will agree in advance on a price for such reports.
U.RETURN MAIL:
The Third Party Administrator will be responsible for managing all Return Mail related to Claims Adjusted under this Agreement. The Third Party Administrator will prepare files for the Insurer or Insurer's designee on a weekly basis that will include all Return Mail Items requiring follow-up. The Third Party Administrator will scan all Return Mail, including the envelope and will store the original, including the envelope until instructed otherwise by the Insurer. The Insurer must be notified of all specific Return Mail received within seven (7) business days of original receipt.
V.OUTSIDE PROFESSIONAL SERVICES:
Fees for outside professional services, including, but not limited to, and without limitation, attorney fees, audit fee, medical peer review fee, toxicology expert review fee, medical record fee, postage rate increases, tax fee or technical support, will be passed through at cost to the Insurer without prior written approval; however, the Third Party Administrator will obtain prior approval for attorney, audit, postage and technical support fees. Third Party Administrator is not required to obtain prior written approval to submit any claim for a peer or toxicology expert review. Third Party Administrator will provide detailed billing information to the insurer, for such outside professional services.
W.NON-ROUTINE OR EXPRESS MAILINGS:
The Insurer will be billed at cost, and be provided with detailed billing information from the Third Party Administrator, for any expedited postal service, express delivery or courier service requested by the Insurer, unless such costs are due to an act or omission of Third Party Administrator in its performance of the Service hereunder.
X.CUSTOMER SERVICE CALLS:

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The Third Party Administrator will cease all responsibility for maintaining a customer service call center or an Interactive Voice Recognition System (IVR/Web) for the Insurer effective September 30, 2011. Effective October 1st, 2011, the Insurer shall assume all responsibility for the customer service call center and IVR/Web.
Y. LICENSING:
The Third Party Administrator will be required to use licensed staff to handle all claims adjusting for Insurer. Licensing of all individuals must be maintained in every state which requires licensing. The Third Party Administrator will have:

•	Until May 1, 2012 to ensure that a minimum of 50% of all claim adjusters are appropriately licensed,

•	Until September 30, 2012 to ensure that 100% of all claim adjusters employed by Third Party Administrator as of the Effective Date of Amendment No. 2 are appropriately licensed.

•	After September 30, 2012, all new claim adjusters must be appropriately licensed within six (6) months from their respective beginning employment dates as outlined above.
Failure to maintain licensing will be considered a breach of contract; provided, however that a reasonable amount of time shall be permitted to enable compliance with any change in applicable laws, rules and regulations, not to exceed the effective date of compliance specified in any such law, rule, or regulation.
Z. CLAIMS ADJUSTING FOLLOW-UP PROCEDURE FOR PHYSICIAN OFFICE VISIT, EMERGENCY ROOM & HOSPITALIZATION CLAIMS:
Follow up with claimants for additional information will occur as follows:

1.	An initial follow-up letter is to be mailed via first class mail twenty (20) calendar days following the mailing of the original request.

2.
If additional information is not received after (35) calendar days from the original request, a letter and or email (if customer opted in for email) will be sent to customers reminding them of the missing information and the need to contact the Customer Service Center to finalize their claim. No additional fees will be charged for these services as they are covered in the per claim fees described in Exhibit A.

3.
If additional information is not received after the above communications, a final close-out letter will be mailed sixty (60) calendar days following the mailing of the original request. No additional fees will be charged for these services as they are covered in the per claim fees described in Exhibit A.

Any Bank of America Qualified Claim, under each policy, closed after sixty (60) calendar days due to no activity by the claimant that is reopened will be subject to a new adjusting service fee at the reduced cost described in Exhibit A. Fees for the adjusting of reopened claims will be billed separately on the monthly invoice and the back-up must show the policy numbers associated with these claims.

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Any Non-Bank of America Qualified Claim under each policy closed after sixty (60) calendar days due to no activity by the claimant that is reopened will be subject to a new adjusting service fee at the reduced cost described in Exhibit A. Fees for the adjusting of reopened claims will be billed separately on the monthly invoice and the back-up must show the policy numbers associated with these claims.
AA. CLAIMS ADJUSTING FOLLOW-UP PROCEDURE FOR PERMANENT TOTAL DISABILITY, TOTAL TEMPORARY DISABILITY and ACCIDENTAL DEATH & DISMEMBERMENT CLAIMS:
Effective March 1, 2012, follow-up with claimants for additional information will occur as follows:

1.	An initial follow-up letter is to be mailed via first class mail twenty (20) calendar days following the mailing of the original request.

2.
If additional information is not received after (35) calendar days from the original request, Third Party Administrator will place an outbound automated telephone call and/or send a follow-up email (if customer opted in for email) to claimants reminding them of the missing information and the need to get in-touch with us to finalize their claim. No additional fees will be charged for these services as they are covered in the per claim fees described in Exhibit A.

3.
If additional information is not received after the above communications, a final close-out letter will be mailed sixty (60) calendar days following the mailing of the original request. No additional fees will be charged for these services as they are covered in the per claim fees described in Exhibit A.

Any Bank of America Qualified Claim, under each policy, closed after sixty (60) calendar days due to no activity by the claimant that is reopened will be subject to a new adjusting service fee at the reduced cost described in Exhibit A. Fees for the adjusting of reopened claims will be billed separately on the monthly invoice and the back-up must show the policy numbers associated with these claims.
Any Non Bank of America Qualified Claim under each policy closed after sixty (60) calendar days due to no activity by the claimant that is reopened will be subject to a new adjusting service fee at the reduced cost described in Exhibit A. Fees for the adjusting of reopened claims will be billed separately on the monthly invoice and the back-up must show the policy numbers associated with these claims.
BB. CLAIMS OPEN & CLAIMS STATUS CHANGE PROCEDURE FOR ALL CLAIM TYPES:
Third Party Administrator will send an email alert and/or an automated outbound telephone call to all claimants upon sending out or receipt of a claim form. Third Party Administrator will send an email alert and/or automated outbound telephone call to all claimants whenever a claims status changes to denied or approved.

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CC. CLAIMS APPEAL PROCEDURE:

Claims Appeals will be processed when presented in writing and should include additional evidence or information that would warrant re-opening and re-adjudicating the claim. Any Bank of America Qualified Claim and any Non Bank of America Qualified Claim that is reopened due to an Initial Appeal will be subject to a new adjusting service fee, unless there is a change to the claim due to an error or omission by The Third Party Administrator. Fees for the adjusting of reopened claims will be billed separately on the monthly invoice and the back-up must show the policy numbers associated with these claims.

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EXHIBIT D
SERVICE LEVEL STANDARDS

A. SERVICE STANDARDS:
Third Party Administrator shall provide Insurer written reports on a monthly basis on the results for each of the service level standards ("Service Standards") described below on an average monthly basis.
1. Response to Written General Correspondence:
a.)Eight-five (85%) or more within five (5) business days.
b.)One hundred percent (100%) within seven (7) business days of receipt.
Written General Correspondence shall not include any communication that contains complaints, threats of litigation, appeals, or other forms of grievance.
The Insurer must review and approve any non standard or ad-hoc communications sent out by the Third Party Administrator in advance.
2. Response to a request from Insurer by the end of the next business day.
3. Request for a Claim Form:
a.) Form Request: One hundred percent (100%) within two (2) business days of receipt.
4. Check traces must be resolved and information provided to the Insurer or Insurer's designee within five (5) business days of receipt of a written request by the Third Party Administrator.
5. Return Mail must be processed and forwarded to the Insurer or Insurer's designee within seven (7) business days of receipt
6. Customer Escalations that are forwarded to the Third Party Administrator for review and for Third Party Administrator to provide additional information, must be reviewed, acknowledged and responded to within three (3) business days of receipt by Third Party Administrator.
7. Insurer and Insurer's designee must have access to the Third Party Administrator's servicing tool (Customer Connect) 8am-10pm (ET) Monday through Friday and Sam-3pm (ET) on Saturday. Third Party Administrator will ensure 99.5% availability during these hours of operation. Availability is to be measured by the Third Party Administrator via the internet and not locally at the Third Party Administrator.
8. Invoices for all charges billed and services provided in the prior month are due to the Insurer by the 15th of the following month.

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9.
Maintain adequate personnel, training and procedures to ensure that in written and oral communication with Insureds, customer service personnel provide accurate information specific to the Policies in all material respects with an overall error rate of less than five percent (5%) per month.

10.
One hundred percent (100%) of all new and re-opened Bank of America Qualified Claims must be processed and adjusted within five (5) business days of receipt of all information reasonably required by Third Party Administrator.

11.
One hundred percent (100%) of all new and re-opened Non-Bank of America Qualified Claims must be processed and adjusted within twelve (12) business days of receipt of all information reasonably required by Third Party Administrator; provided, however, that in the event that the volume of new claims in a given week has increased by twenty (20%) percent or more over the previous twelve-week average, Third Party Administrator shall have until the applicable regulatory deadline to process and adjust such claims.

B. SERVICE STANDARD PENALTIES:
1. If the Third Party Administrator fails to meet any one of the above Service Standards for two (2) consecutive months or fails to meet any three (3) Service Standards within any six (6) month period, the Third Party Administrator will credit the Insurer ten percent (10%) of the total amount of the Monthly Claims invoice for the most recent month in which Third Party Administrator failed to meet the Service Standard. A new six month period will begin in the month following the month in which the last penalty was assessed. The credit shall appear on the next monthly invoice issued by Third Party Administrator following the month in which the penalty is assessed.
1. The Third Party Administrator shall not be responsible for a failure to meet any Service Standard to the extent that such failure is directly attributable to any of the following:
a. Insurer or any of its subcontractors (including other suppliers, except to the extent such suppliers are engaged as direct or indirect subcontractors of the Third Party Administrator) materially breaches the Agreement or materially interferes with the Third Party Administrator's ability to meet the applicable Service Standards. In the event the Third Party Administrator cannot meet Service Standards due to reasons stated in this Subsection, the Third Party Administrator shall notify Insurer of such issue as soon as reasonably practicable in order to enable Insurer to resolve such issue.

c.	Any occurrence that qualifies as a Force Majeure.

d.
Any errors, omissions, willful misconduct, or violations of law by Insurer or its subcontractors, except to the extent that such subcontractors are engaged as direct or indirect subcontractors of the Third Party Administrator.

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EXHIBIT 10.25.1

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